Exhibit 10.7

NEITHER THIS WARRANT NOR THE SHARES (AS DEFINED BELOW) OF THE COMPANY ISSUABLE UPON ITS EXERCISE HAVE BEEN REGISTERED UNDER EITHER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND MAY NOT BE SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

WARRANT TO PURCHASE SHARES OF SERIES E PREFERRED STOCK
OF VHGI HOLDINGS, INC.

Void after February 26, 2018

February 26, 2013

THIS CERTIFIES THAT, for value received, _______, or his registered successors or assigns (hereinafter, the “Holder”), is entitled to purchase, subject to the conditions set forth below, at any time or from time to time during the Exercise Period (as defined in subsection 1.1 below), two thousand (2,000) (the “Share Number”) fully-paid and non-assessable shares (the “Shares”) of the Series E Convertible Preferred Stock, par value $0.001 per share (the “Series E Preferred Stock”), of VHGI Holdings, Inc., a Delaware corporation (the “Company”), at an exercise price of $500.00 per share, subject to adjustment as provided in Section 3 below (the “Exercise Price”).

The terms and conditions upon which this Warrant may be exercised, and the Shares covered hereby may be purchased, are as follows:

1. EXERCISE OF WARRANT

1.1 Exercise Generally. This Warrant belongs to a series of warrants (collectively, including any warrants issued as the result of a partial exercise of such warrants, the “Guaranty Warrants”) issued as partial consideration for certain guarantees or other obligations being incurred in connection with a financing transaction to which the Company is a party. Collectively, the Guaranty Warrants are being issued so as to be exercisable, in the aggregate, for 75% of the of the common stock, par value $0.001 of the Company (“Common Stock”), after giving effect to the exercise of each of the Guaranty Warrants.

1.2 Method Of Exercise.  At any time after the date of this Warrant and on or prior to February 26, 2018 (the “Exercise Period”), Holder may exercise, in whole or in part, and from time to time, the purchase rights evidenced by this Warrant.  Such exercise shall be effected by: (a) the surrender of the Warrant, together with a duly executed copy of the form of Notice of Exercise attached hereto; and (b) unless Holder was opted for a cashless exercise as provided in Section 1.4 below, the payment to the Company of an amount equal to the aggregate Exercise Price for the Shares being purchased.

1.3 Issuance Of Shares and New Warrant.  Certificates for Shares purchased hereunder shall be delivered by the Company to Holder as soon as possible after delivery by Holder to the Company of the items described in Section 1.1 above. This Warrant shall be deemed to have been exercised on the date the Exercise Price is received by the Company (unless Holder has opted for a cashless exercise option pursuant to Section 1.4 below, in which case it shall be deemed to have been exercise on the date the Company receives from Holder a properly completed Notice of Exercise).  The Shares shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such Shares for all purposes, as of the date the Warrant has been exercised and all taxes required to be paid by the Holder, if any, pursuant to Section 1.6 below prior to the issuance of such Shares, have been paid.

1.4 Delivery of New Warrants Upon Exercise.  If this Warrant shall have been exercised in part, the Company shall, at the time of delivery of the certificate or certificates representing the Shares resulting from such partial exercise (the “Partial Exercise Shares”), deliver to Holder a new Warrant (the “New Warrant”) evidencing the rights of Holder to purchase the unpurchased Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

1.5 Cashless Exercise Option. In the event that the Holder elects to make a cashless exercise as provided above, the Company shall withhold a number of Shares then issuable upon the exercise of this Warrant with an aggregate Fair Market Value on the date of exercise equal to the Aggregate Exercise Price. For the purposes of this Section 1.5:

(a) “Aggregate Exercise Price” means, as of the date of exercise, the Exercise Price then in effect multiplied by the number of Shares for which the Warrant is being exercised; and

(b) “Fair Market Value” means, as of the date of exercise, the fair market value per Share as determined by the Company’s Board of Directors in good faith.

By way of example only, if the Fair Market Value as of a given date were determined to be $2,000, and the Share Number to be 2,000, the Holder could, among several possibilities, effect a cashless exercise for (a) 2,000 Shares, receiving 1,000 Shares and no New Warrant, or (b) 1,600 Shares, receiving 800 Shares and a New Warrant exercisable for 400 Shares.

1.6 Fractional Shares Permissible. This Warrant may become issuable for fractional shares of Series E Preferred Stock as the result of adjustments made to the Share Number pursuant to the provisions hereof.

1.7 Charges, Taxes and Expenses.  Issuance of certificates for Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder; and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

2. TRANSFERS

2.1 Transferability  Subject to compliance with any applicable securities laws and the conditions set forth in Sections 2.4, 5 and 6.1 below, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company, together with the appropriate form of Assignment, as attached hereto, duly executed by the Holder and funds sufficient to pay any transfer taxes payable upon the making of such transfer.  Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled.  A Warrant, if properly assigned, may be exercised by a new holder for the purchase of Shares without having a new Warrant issued.

2.2 New Warrants.  This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney.  Subject to compliance with Section 2.1, as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

2.3 Warrant Register.  The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time.  The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

2.4 Transfer Restrictions.  If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, the transfer of this Warrant shall not be registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws, the Company may require, as a condition of allowing such transfer (i) that the Holder or transferee of this Warrant, as the case may be, furnish to the Company a written opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that such transfer may be made without registration under the Securities Act and under applicable state securities or blue sky laws, (ii) that the Holder or transferee execute and deliver to the Company an investment letter in form and substance acceptable to the Company, and (iii) that the transferee be an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act or a qualified institutional buyer as defined in Rule 144A(a) under the Securities Act.

3. ANTIDILUTION PROVISIONS

The provisions of this Section 3 shall apply in the event that any of the events described in this Section 3 shall occur with respect to the Shares at any time on or after the original issuance date of this Warrant:

3.1 Anti-Dilution Adjustment for Prior Issuances of Convertible Securities.

(a) Upon the issuance, from and after the date of this Warrant, of shares of Common Stock (“Dilutive Shares”) issued upon the conversion, exchange, or exercise of any securities of the Company, other than the Guaranty Warrants, that were issued prior to the date hereof (or issued upon the conversion, exchange, or exercise of any such securities, ad infinitum), the Share Number shall be increased by a number equal to the quotient obtained by dividing (1) the number of Dilutive Shares so issued, by (2) the number of shares of Common Stock into which a Share is convertible as of such time.

(b) Upon any such increase, the Exercise Price then in effect immediately before such increase shall be proportionately decreased such that the product of (1) the Exercise Price, multiplied by (2) the sum of (A) the Share Number and (B) the number of Partial Exercise Shares issued as of such date, equals $2,000,000.

3.2 Adjustments for Current Capitalization. This Warrant is being issued on the assumption that, as of the date hereof, there are issued and outstanding no more than 200,000,000 shares of Common Stock. Should it be determined at a later date that there were more than 200,000,000 shares of Common Stock issued and outstanding as of the date hereof (such number, the “Actual Common Stock Number”), the Share Number shall be increased by a number equal to the quotient obtained by dividing (a) the number of shares by which the Actual Common Stock Number exceeds 200,000,000, by (b) the number of shares of Common Stock into which a Share is convertible as of such time.

3.3 Splits and Combinations.  If the Company shall at any time subdivide or combine its outstanding shares of Series E Preferred Stock, this Warrant shall, after that subdivision or combination, evidence the right to purchase the number of shares that would have been issuable as a result of that change with respect to the Shares which were purchasable under this Warrant immediately before that subdivision or combination.  If the Company shall at any time subdivide the outstanding shares of Series E Preferred Stock, the Exercise Price then in effect immediately before that subdivision shall be proportionately decreased, and, if the Company shall at any time combine the outstanding shares, the Exercise Price then in effect immediately before that combination shall be proportionately increased.  Any adjustment under this Section shall become effective at the time that such subdivision or combination becomes effective.

3.4 Reclassification, Exchange and Substitution.  If the Shares issuable upon exercise of this Warrant shall be changed into the same or a different number of securities of any other class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares provided for above), the Holder of this Warrant shall, on its exercise, be entitled to purchase for the same aggregate consideration, in lieu of the Shares which the Holder would have become entitled to purchase but for such change, the number of securities of such other class or classes of stock equivalent to the number of Shares that would have been subject to purchase by the Holder on exercise of this Warrant immediately before that change.

3.5 Reorganizations, Mergers, Consolidations Or Sale Of Assets.  If at any time there shall be a capital reorganization of the shares of Series E Preferred Stock (other than a combination, reclassification, exchange, or subdivision of shares provided for elsewhere above) then, as a part of such reorganization, lawful provision shall be made so that the Holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified in this Warrant and upon payment of the Exercise Price then in effect, the number of shares or other securities or property of the Company to which a holder of the Shares deliverable upon exercise of this Warrant would have been entitled in such capital reorganization if this Warrant had been exercised immediately before that capital reorganization.  In any such case, appropriate adjustment (as determined in good faith by the Company’s Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder of this Warrant after the reorganization to the end that the provisions of this Warrant (including adjustment of the Exercise Price then in effect and number of Shares purchasable upon exercise of this Warrant) shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.

3.6 Distributions.  In the event the Company should at any time prior to the expiration of this Warrant fix a record date for the determination of the holders of shares entitled to receive a distribution payable in additional shares of Series E Preferred Stock or other securities or rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Series E Preferred Stock (hereinafter referred to as the “Share Equivalents”) without payment of any consideration by such holder for the additional shares (including the additional shares issuable upon conversion or exercise thereof), then, as of such record date (or the date of such distribution, split or subdivision if no record date is fixed), the Exercise Price shall be appropriately decreased and the number of Shares issuable upon exercise of the Warrant shall be appropriately increased in proportion to such increase of outstanding shares.

3.7 Certificate as to Adjustments.  In the case of each adjustment or readjustment of the Share Number or Exercise Price pursuant to this Section 3, the Company will promptly compute such adjustment or readjustment in accordance with the terms hereof and cause a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, to be delivered to the Holder of this Warrant.  The Company will, upon the written request at any time of the Holder of this Warrant, furnish or cause to be furnished to such Holder a certificate setting forth: (a) such adjustments and readjustments; (b) the Exercise Price at the time in effect; and (c) the Share number at the time in effect, and (d) the amount, if any, of other property at the time receivable upon the exercise of the Warrant.

3.8 Reservation of Shares Issuable Upon Exercise.  The Company shall at all times reserve and keep available out of its authorized but unissued shares of Series E Preferred Stock solely for the purpose of effecting the exercise of this Warrant such number of shares of Series E Preferred Stock as shall from time to time be sufficient to effect the exercise of this Warrant and if at any time the number of authorized but unissued shares of Series E Preferred Stock shall not be sufficient to effect the exercise of this Warrant, in addition to such other remedies as shall be available to the Holder of this Warrant, the Company will use its best efforts to take such action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Series E Preferred Stock to such number of shares as shall be sufficient for such purposes.

4. RIGHTS PRIOR TO EXERCISE OF WARRANT

This Warrant does not entitle the Holder to any of the rights of a shareholder of the Company.  If, however, at any time prior to the expiration of this Warrant and prior to its exercise, any of the following events shall occur: (a) the Company shall make any distribution (other than a cash distribution) to the holders of shares of Series E Preferred Stock; (b) the Company shall offer to all of the holders of shares of Series E Preferred Stock any additional shares or Share Equivalents or any right to subscribe for or purchase any thereof; or (c) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation, merger, sale, transfer or lease of all or substantially all of its property, assets, and business as an entirety) shall be proposed and action by the Company with respect thereto has been approved by the Company’s Board of Directors (each, a “Material Action”), the Company shall give notice in writing of such Material Action to the Holder at its last address as it shall appear on the Company’s records at least twenty (20) days’ prior to the date fixed as a record date or the date of closing the transfer books for the determination of the Members entitled to such dividends, distribution, or subscription rights, or for the determination of Members entitled to vote on the Material Action.  Such notice shall specify such record date or the date of closing the transfer books, as the case may be.  Failure to publish, mail or receive such notice or any defect therein or in the publication or mailing thereof shall not affect the validity of the Material Action.

5. RESTRICTED SECURITIES

The Holder acknowledges that the Shares acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws.  In order to enable the Company to comply with the Securities Act and applicable state laws, the Company may require the Holder as a condition of the transfer or exercise of this Warrant, to give written assurance satisfactory to the Company that the Warrant, or in the case of an exercise hereof the Shares subject to this Warrant, are being acquired for his or her own account, for investment only, with no view to the distribution of the same, and that any disposition of all or any portion of this Warrant or the Shares issuable upon the due exercise of this Warrant shall not be made, unless made in compliance with the requirements of the Securities Act and applicable securities laws of any State or other jurisdiction.  Holder acknowledges that this Warrant is, and each of the Shares issuable upon the due exercise hereof will be, a restricted security, and that the certificates evidencing securities issued to the Holder upon exercise of this Warrant will bear a legend substantially similar to the legend set forth on the front page of this Warrant.

6. MISCELLANEOUS

6.1 Title to Warrant.  During the Exercise Period, and subject to compliance with applicable laws and Section 2 above, this Warrant and all rights hereunder are transferable, in whole or in part, at the office of the Company by the Holder, upon surrender of this Warrant together with the appropriate Assignment form attached hereto properly endorsed.  To the extent Section 2.4 above is applicable, the transferee shall sign an investment letter in form and substance reasonably satisfactory to the Company, if required by the Company.

6.2 Loss Theft Destruction or Mutilation of Warrant.  The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

6.3 Saturdays, Sundays, Holidays, Etc.  If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or legal holiday.

6.4 Authorized Shares.  The Company covenants that during the period the Warrant is outstanding, it will reserve from its authorized and unissued shares of Series E Preferred Stock a sufficient number of shares of Series E Preferred Stock to provide for the issuance of the Shares upon the exercise of any purchase rights under this Warrant.  The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Shares upon the exercise of the purchase rights under this Warrant.  The Company will take all such reasonable action as may be necessary to assure that such Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any market or exchange upon which the Series E Preferred Stock may be listed.

Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment.  Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Shares upon the exercise of this Warrant, and (c) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

6.5 Non-Waiver and Expenses.  No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder’s rights, powers or remedies, notwithstanding the fact that all rights hereunder terminate upon expiration of the Exercise Period.  If the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by Holder in collecting any amounts due pursuant hereto or in otherwise; enforcing any of its rights, powers or remedies hereunder.

6.6 Limitation of Liability.  No provision hereof, in the absence of any affirmative action by Holder to exercise this Warrant or purchase Shares, and no enumeration herein of the rights or privileges of Holder, shall give rise to any liability of Holder for the purchase price of any Series E Preferred Stock or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

6.7 Remedies.  Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant.  The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

6.8 Successors and Assigns.  Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and permitted assigns of Holder.  The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and shall be enforceable by any such Holder or holder of Shares.

6.9 Amendment.  This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

6.10 Severability.  Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

6.11 Headings.  The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

6.12 Notices.  All notices, requests, demands and other communications under this Warrant shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the date of mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows: if to the Holder, at such Holder’s address as shown in the Company records; and if to the Company, at 103 North Court, Sullivan, IN, 47882, Attention: Chief Executive Officer.  Any party may change its address for purposes of this Section by giving the other party written notice of the new address in the manner set forth above.

6.13 Governing Law.  This Warrant and any dispute, disagreement or issue of construction of interpretation arising hereunder whether relating to its execution, its validity, the obligations provided herein or performance shall be governed or interpreted according to the internal laws of the State of Indiana without regard to conflicts of law.

[SIGNATURE PAGE FOLLOWS]

EXECUTED as of the date first set forth above.

VHGI HOLDINGS, INC. By: ______________________ Name: Title:

NOTICE OF EXERCISE

TO:           VHGI HOLDINGS, INC.

(1)           The undersigned hereby elects to purchase __________ Shares (the “Exercised Shares”) pursuant to the terms of the attached Warrant to Purchase Shares of Series E Preferred Stock of VHGI Holdings, Inc. (the “Warrant”), and tenders herewith payment of the aggregate Exercise Price for the Exercised Shares, together with all applicable transfer taxes, if any, in the following manner (check one):

           (Cash Exercise)  The undersigned has included with this Notice of Exercise the purchase price of such shares in full.

           (Cashless Exercise)  The undersigned elects to purchase such shares pursuant to the net exercise provisions of such Warrant.

(2)           Please issue a certificate or certificates representing the Exercised Shares in the name of the undersigned or in such other name as is specified below:

The Exercised Shares shall be delivered to the following:

(3)           All terms used herein but not otherwise defined shall have the meanings ascribed thereto in the attached Warrant.

Date:_______________.

If an individual: ___________________________ Printed: _____________________

If a legal entity: ___________________________ (type in name) By: _______________________ Printed: ____________________ Title: ______________________

ASSIGNMENT

FOR VALUE RECEIVED ___________________________ hereby sells, assigns and transfers unto _______________________ the within Warrant and all rights evidenced thereby and does irrevocably constitute and appoint __________________________, attorney, to transfer the said Warrant on the books of the within named Company.

Dated:________________________.

If an individual: ___________________________ Printed: _____________________

If a legal entity: ___________________________ (type in name) By: _______________________ Printed: ____________________ Title: ______________________

PARTIAL ASSIGNMENT

FOR VALUE RECEIVED ______________________________ hereby sells, assigns and transfers unto _______________________________ that portion of the within Warrant and the rights evidenced thereby which will an the date hereof entitle the holder to purchase __________ shares of Series E Preferred Stock of VHGI Holdings, Inc., and does hereby irrevocably constitute and appoint __________________________ and ______________________, or either of them, attorney,  to transfer that part of the said Warrant on the books of the within named Company.

Dated:_________________________.

If an individual: ___________________________ Printed: _____________________

If a legal entity: ___________________________ (type in name) By: _______________________ Printed: ____________________ Title: ______________________